   As filed with the Securities and Exchange Commission on November 2, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ______________________

                                  P-COM, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                   77-0289371
(State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                         3175 S. Winchester Boulevard
                          Campbell, California 95008
              (Address of principal executive offices) (Zip Code)
                          ______________________

                                  P-COM, INC.
1995 STOCK OPTION/STOCK ISSUANCE PLAN (As Amended and Restated Through November
                                   30, 2000)
                           (Full title of the Plan)

                            ______________________

                               George P. Roberts
               Chairman of the Board and Chief Executive Officer
                                  P-COM, INC.
           3175 S. Winchester Boulevard, Campbell, California 95008
                    (Name and address of agent for service)
                                (408) 866-3666
         (Telephone number, including area code, of agent for service)

                            ______________________

                                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------


                                                                        Proposed Maximum     Proposed Maximum
                                                      Amount to be       Offering Price     Aggregate Offering       Amount of
    Title of Securities to be Registered              Registered(1)       per Share(2)           Price(2)         Registration Fee
-------------------------------------------------   ----------------  -------------------   ------------------   ------------------

P-Com, Inc. 1995 Stock Option/Stock Issuance Plan
As Amended and Restated Through November 30, 2000)
-------------------------------------------------
Common Stock, $0.0001 par value                       714,834 shares      $4.5469              $3,250,278.72          $858.08


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the P-Com, Inc. 1995 Stock Option/Stock Issuance Plan (As Amended and Restated Through November 30,
     2000) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on October 26, 2000, as reported on the Nasdaq National Market.

                                    PART II


              Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         P-Com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999, filed with the Commission on April 5, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as amended on August 24, 2000;

     (b) The Registrant's Annual Report on Form 10-K and Forms 10-K/A for the fiscal year ended December 31, 1998, filed with the Commission on April 15, 1999, and as amended on April 21, 1999, June 14, 1999, September 27, 1999, and April 5, 2000;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed with the Commission on August 14, 2000;

     (d) The Registrant's Quarterly Report on Form 10-Q and Form 10-Q/A for the fiscal quarter ended March 31, 2000, filed with the Commission on May 15, 2000, and as amended on August 24, 2000;

     (e) The Registrant's Quarterly Report on Form 10-Q and Forms 10-Q/A for the fiscal quarter ended June 30, 1999, filed with the Commission on August 16, 1999, and as amended on September 24, 1999, May 11, 2000, and June 20, 2000;

     (f) The Registrant's Quarterly Report on Form 10-Q and Forms 10-Q/A for the fiscal quarter ended March 31, 1999, filed with the Commission on May 17, 1999, and as amended on June 14, 1999, September 24, 1999, and May 11, 2000;

     (g) The Registrant's Quarterly Report on Form 10-Q and Forms 10-Q/A for the fiscal quarter ended September 30, 1998, filed with the Commission on November, 13, 1998, and as amended on April 30, 1999, June 14, 1999, September 24, 1999, and May 11, 2000;

     (h) The Registrant's Quarterly Report on Form 10-Q and Forms 10-Q/A for the fiscal quarter ended June 30, 1998, filed with the Commission on August 14, 1998, and as amended on April 30, 1999, June 14, 1999, September 24, 1999, and May 11, 2000;

     (i) The Registrant's Current Reports on Form 8-K, filed with the Commission on January 6, 2000, January 25, 2000, and August 16, 2000; and

     (j) The Registrant's Registration Statement No. 0-25356 on Form 8-A, filed with the Commission on January 12, 1995 pursuant to Section 12 of the 1934 Act in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party and advancement of the expenses of the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Company upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

     The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number  Exhibit
--------------  -------

      4         Instruments Defining the Rights of Stockholders. Reference is
                made to Registrant's Registration Statement No. 0-25356 on Form
                8-A, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(j).
      5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
     99.1 P-Com, Inc. 1995 Stock Option/Stock Issuance Plan (As Amended and Restated Through November 30, 2000) (Assuming Stockholder Approval at the 2000 Annual Meeting).

Item 9.  Undertakings
         ------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option/Stock Issuance Plan (As Amended and Restated Through November 30,
2000).

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California on this second day of November, 2000.

                                    P-COM, INC.

                                    By: /s/ George P. Roberts
                                        --------------------------
                                        George P. Roberts
                                        Chairman of the Board and
                                        Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of P-Com, Inc., a Delaware corporation, do hereby constitute and appoint George P. Roberts the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                 Title                          Date
---------                                 -----                          ----

/s/ George P. Roberts           Chairman of the Board and                November 2, 2000
--------------------------      Chief Executive Officer
George P. Roberts               (Principal Executive Officer)


/s/ Leighton J. Stephenson      Chief Financial Officer and Vice         November 2, 2000
--------------------------      President, Finance and Administration
Leighton J. Stephenson          (Principal Financial and Accounting
                                Officer)

/s/ James J. Sobczak       Director                             November 2, 2000
-----------------------
James J. Sobczak


/s/ Brian T. Josling       Director                             November 2, 2000
-----------------------
Brian T. Josling


/s/ John A. Hawkins        Director                             November 2, 2000
-----------------------
John A. Hawkins


/s/ M. Bernard Puckett     Director                             November 2, 2000
-----------------------
M. Bernard Puckett

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number    Exhibit
--------------    -------

      4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-25356 on Form 8-A, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(j).

      5           Opinion and consent of Brobeck, Phleger & Harrison LLP.
      23.1        Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.
      23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
      24          Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
      99.1        P-Com, Inc. 1995 Stock Option/Stock Issuance Plan (As Amended
                  and Restated Through November 30, 2000) (Assuming Stockholder
                  Approval at the 2000 Annual Meeting).